UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, Unifi, Inc. (the “Company”) and Kevin D. Hall, the Company’s Chief Executive Officer (principal executive officer), mutually agreed that Mr. Hall would resign from his positions as Chief Executive Officer and as a director of the Company, both effective as of such date. Also on March 18, 2019, the Board of Directors of the Company (the “Board”) elected Albert P. Carey to be Executive Chairman of the Board effective April 1, 2019 and appointed Thomas H. Caudle, Jr., the Company’s President & Chief Operating Officer, as the Company’s principal executive officer effective immediately. Mr. Carey has served as Non-Executive Chairman of the Board since January 2019 and will continue to serve as the Non-Executive Chairman until his appointment, and Mr. Caudle previously served as the Company’s principal executive officer from April 2016 to May 2017.

Subject to Mr. Hall’s execution of a general release of claims in favor of the Company and continuing compliance with certain restrictive covenants, he will be entitled to receive severance payments and health and welfare benefits consistent with the terms of his employment agreement as well as the vesting of 15,625 restricted stock units, which represent a pro rata portion of the restricted stock units that would have vested on May 19, 2019 if Mr. Hall had remained an employee of the Company. A copy of Mr. Hall’s employment agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2017, and a copy of Amendment No. 1 to Mr. Hall’s employment agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on May 19, 2017. Mr. Hall’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Caudle, age 67, has served as President & Chief Operating Officer of the Company since August 2017 and as a director since April 2016. Previously, he was President of the Company from April 2016 to August 2017, Vice President of Manufacturing of the Company from October 2006 to April 2016 and Vice President of Global Operations of the Company from April 2003 to October 2006. Mr. Caudle joined the Company in 1982 and, since that time, has served in a variety of other leadership roles, including Senior Vice President in charge of manufacturing for the Company and Vice President of Manufacturing Services. There are no arrangements or understandings between Mr. Caudle and any other persons pursuant to which he was selected as an officer. Mr. Caudle has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Caudle that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the above management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of Unifi, Inc., dated March 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: March 21, 2019	By:	/s/ Thomas H. Caudle, Jr.
Thomas H. Caudle, Jr. President & Chief Operating Officer